UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/02/2009

Pacer International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49828

Tennessee	62-0935669
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2300 Clayton Road, Suite 1200
Concord, CA 94520
(Address of principal executive offices, including zip code)

(877) 917-2237
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(b) Change in Fiscal Year

In connection with the implementation of SAP software accounting modules across all of the Company's business units, the Board of Directors of Pacer International, Inc. (the "Company") has approved changing the Company's fiscal year from the 52- or 53-week annual accounting period ending on the last Friday in December to a fiscal year ending on December 31 of each year. The change in fiscal year only impacts our reporting for our Stacktrain business unit as all of the Company's other business units already had fiscal years ending on the last day of December. This is not deemed a change in fiscal year for purposes of reporting subject to Rule 13a-10 or Rule 15d-10 of the Securities Exchange Act of 1934, as amended, as the new fiscal year commences within seven days of the prior fiscal year-end, and the new fiscal year commences with the end of the prior fiscal year. Accordingly, the Company will not be filing a transition report, and will include the five-day transition period of December 27-31, 2008 with the first quarter of 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacer International, Inc.

Date: April 03, 2009	By:	/s/ Brian C. Kane
Brian C. Kane
Executive Vice President and Chief Financial Officer